     THIS AGREEMENT made this 26th  day of  October, 1999.

BETWEEN:

                                GSI LUMONICS INC.
                                 (the "Company")


                                     - and -

                                WARREN SCOTT NIX
                                     ("Nix")

     WHEREAS the parties have mutually agreed for Nix to resign from the Company on the terms and conditions herein set out:

     NOW THEREFORE THIS AGREEMENT WITNESSETH that for good and valuable consideration, the receipt and sufficiency of which is acknowledged by each party, the parties hereto agree as follows:

1.   Nix agrees:

     (a) to resign, and does hereby resign, as a director and as an officer of the Company, as may be applicable, effective immediately and as an employee of the Company effective January 1, 2000 (the "Effective Date");

     (b) until the Effective Date, to devote sufficient time and attention to accomplish the business tasks assigned to him by Chuck Winston and to use his best efforts in assisting with the transfer of his responsibilities to other employees. For greater certainty, it is agreed that Nix may, at his cost, work from premises other than his office at the Company;

     (c) on the Effective Date to purge from his personal computers any information relating to the business and affairs of the Company;

     (d) on or before the Effective Date to return to the Company all written material relating to the business and affairs of the Company that is in his possession whether or not such material was prepared by him or by any other person, including, without limiting the foregoing, all manuals, documents, reports and working papers;

     (e) that for and during the period of twelve (12) months from the Effective Date he will not directly or indirectly engage in or carry on individually or in partnership or in conjunction with any one or more persons or firms or bodies corporate, as principal, agent, or shareholder of any body corporate, any business that competes with the laser marking, laser industrial materials processing, medical diagnostic equipment manufacturing and optics manufacturing business (the "Business") of the Company in any area of the world in which any part of the Business is being carried on at the date hereof;

     (f) that for a period of twelve (12) months from the end of the Effective Date he will not solicit or induce or attempt to induce any employee of the Company engaged in any part of the Business to terminate their employment with the Company and he will not directly or indirectly hire any such employee of the Company;

     (g) that for the purpose of this Agreement, the term the "Company" shall include GSI Lumonics Inc. and each subsidiary and affiliate of GSI Lumonics Inc.

2. Nix agrees that neither his resignation as provided for herein nor anything in this Agreement shall operate so as to release him from any provisions of any patent release agreement previously entered into by him with the Company.

3. Nix hereby releases and forever discharges the Company and all of its officers, directors, agents, employees and other representatives from any and all claims, howsoever arising and of whatsoever nature or kind which to date may have been or may in future be sustained by Nix in consequence of his employment by the Company and the termination of that employment. Without limiting the generality of the foregoing, Nix releases and discharges the Company from any claims by Nix under a Change of Control Agreement dated April 13, 1998, entered into between the Company and Nix. Notwithstanding anything in this paragraph to the contrary, nothing herein shall disentitle Nix from seeking indemnity from the Company in respect of any claim made by any third party against Nix for actions taken in good faith in the course of his employment with the Company. Moreover, the Company on behalf of its officers, directors, agents, employees and other representatives, releases all claims against Nix of whatsoever nature or kind which to date may have been or may in future be sustained by the Company in consequence of Nix's employment save and except for claims arising out of any fraudulent act by Nix.

4. Nix agrees to keep the contents of this agreement confidential and not to disclose the provisions of same to persons other than his immediate family and professional advisors.

5.   The Company agrees:

     (a) to pay Nix for a period of 12 months from the Effective Date (the "Severance Period") an amount equal to his base salary as of the date hereof. Such payments shall be made at the same times as they would have been made had Nix's employment by the Company continued during the Severance Period. Such payments shall be subject to withholding tax and any other deduction that the Company is required, by law, to make;
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                                      -3-

     (b) on January 1, 2001 to pay to Nix a bonus of US$60,000 less any withholding tax and any other deductions that the Company is required by law to make;

     (c) to continue in force until the end of the Severance Period or until the date on which Nix becomes re-employed, whichever occurs first, all health and medical benefits to which Nix is entitled at the date hereof except for sick leave, short-term disability and long-term disability coverage;

     (d) to continue in force until the end of the Severance Period Nix's 401K benefit plan;

     (e) to continue in force until the end of the Severance Period the car lease arrangement entered into for the benefit of Nix. Nix's use of such leased vehicle shall be subject to the Company's current policy respecting leased vehicles for executives. At the end of the Severance Period, or on the date Nix becomes re-employed, whichever occurs first, Nix shall return the vehicle to the Company in good condition and with no greater mileage than is allowed for under the terms of the car lease pro-rated to the length of time the lease has been in force;

     (f) to pay Nix on January 1, 2001 vacation pay for 200 hours based on Nix's annual base salary for 1999 less any withholding tax and any other deductions that the Company is required by law to make. For greater certainty, Nix acknowledges that no vacation time shall accrue during the Severance Period;

     (g) to contract with a third party selected by Nix and acceptable to Company acting reasonably, to provide Nix with outplacement services and re-employment counseling up to a maximum cost to the Company of US$25,000;

     (h) to reimburse Nix up to US$5,000 for legal and accounting advice pertaining to his resignation from the Company;

     (i)  to allow Nix to permanently keep his current laptop computer.

6. Nix agrees to surrender, and does thereby surrender all of his options to purchase shares of the Company that are shown on Schedule "A" to this Agreement. The Company agrees that all other options belonging to Nix to purchase shares of the Company that are now exercisable or that become exercisable on or before March 31, 2000 may be exercised by Nix up to, but not after March 31, 2000. Nix further agrees to consult with the Company's Chief Financial Officer prior to selling more than 5,000 shares of the Company acquired by the exercise of his options in any period of 30 consecutive days with a view to minimizing the impact of such sales on the market price of the Company's shares.
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                                      -4-


7. In the event of the death of Nix prior to the payment of any amounts due under this Agreement, such amounts will be paid directly to Nix's Estate.

8. The Company will prepare a public announcement of Nix's resignation from the Company and will consult Nix with respect to the timing and wording of such public announcement. In the event of any disagreement, the Company shall have the right to make such public disclosure of Nix's resignation as is required to satisfy any applicable statutory requirement.

9. Nix agrees that at the request of the Company he will execute such further or other instruments in writing as may reasonably be required to give full force and effect to this Agreement.

10. The making, execution and delivery of this Agreement by Nix have been induced by no representations, statements or agreements other than those herein expressed. This Agreement embodies the entire understanding of the parties and there are no further agreements or understandings, written or oral, in effect between the parties, relating to the subject matter hereof. This Agreement may be amended or modified only by an instrument in writing signed by the parties.

11. If any provision of this Agreement is held to be unenforceable, the remaining provisions shall remain in full force and effect.

12. This Agreement shall be read with all changes in gender and/or number that may reasonably be required by the context.

13. This Agreement shall be interpreted in accordance with the laws of the Province of Ontario.

     IN WITNESS WHEREOF the parties have executed this Agreement.

                                    GSI LUMONICS INC.

                              Per:   /s/ Robert J. Atkinson
                                    ----------------------------------
                                         Robert J. Atkinson

                                     /s/ Warren Scott Nix
                                    ----------------------------------
                                         Warren Scott Nix

                                  SCHEDULE "A"


                   Date of Grant              No. of Shares
                   -------------              -------------

                   January 1997                  100,000
                   February 1997                  50,000
                   December 1997                  90,000
                   August 1999                   140,000